EXHIBIT 23.01

CONSENT OF PRICEWATERHOUSECOOPERS LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statements on Forms S-8 (No. 333-71481, No. 333-85638 and No. 333-141493) and Form S-3 (No. 333-82542) of Entercom Communications Corp. of our report dated January 31, 2008 relating to the special-purpose combined financial statements of The Combined Austin and Memphis Radio Station Business of CBS Radio Stations, Inc., which appears in this Current Report on Form 8-K/A of Entercom Communications Corp. dated January 31, 2008

\s\ PRICEWATERHOUSECOOPERS LLP
Philadelphia, Pennsylvania
January 31, 2008